Exhibit 99.1

 ARIAD Announces Collaboration with Medinol, Stent Technology Leader, to Develop AP23573 Drug-Delivery Stents

    CAMBRIDGE, Mass.--(BUSINESS WIRE)--Jan. 27, 2005--

    Up to $39 Million in Payments, Plus Royalties on Product Sales

    ARIAD Pharmaceuticals, Inc. (Nasdaq: ARIA) today announced that it has entered into non-exclusive agreements with Medinol, Ltd., one of the leading cardiovascular medical device companies, to develop and commercialize stents and other medical devices to deliver ARIAD's mTOR inhibitor, AP23573, to prevent reblockage of injured vessels following stent-assisted angioplasty.
    ARIAD is eligible to receive license fees and regulatory, clinical and commercial milestones of up to $39.25 million, if two products are developed, plus royalties on worldwide product sales. ARIAD will be responsible for supplying AP23573 to Medinol, and Medinol will be responsible for the development and commercialization of the medical devices delivering AP23573. ARIAD has retained the right to enter into two additional non-exclusive agreements to develop and commercialize AP23573 in drug-delivery devices for vascular disease. Additional terms were not disclosed.
    "We are pleased to have one of the most innovative and successful medical device companies as our first partner to develop and commercialize drug-delivery stents incorporating AP23573 - our lead mTOR inhibitor which is in Phase 2 oncology clinical trials," said Harvey J. Berger, M.D., chairman and chief executive of ARIAD. "We believe that Medinol has the design and manufacturing capabilities to develop differentiated stent platforms and polymer formulations that will enable its next-generation stents to achieve substantial penetration in a market that is estimated to grow to over $6 billion by 2008."
    Medinol is a leader in stent technology and the inventor, designer, and manufacturer of the NIR(R) line of stents, including the NIRFLEX(TM) stents. Understanding the need for simultaneous flexibility and support, Medinol created the NIRFLEX stents, which are currently available worldwide for coronary and peripheral use.
    Under a 2002 agreement, Medinol and W.L. Gore & Associates, a leading advanced technology company, are collaborating to develop innovative stenting solutions that incorporate key features of their respective technologies (i.e., metal stents, polymer formulations, and advanced delivery systems). Medinol may now utilize ARIAD's drug, AP23573, with these combined technologies. Gore's unique technology in the polymer and biocompatible polymer areas should contribute to the design and development of the polymer layer used to control the release of the drug from the stent and to the optimization of the delivery system that will allow easy and safe use of the new system in all desired vascular sites. Medinol's stents are also marketed and distributed worldwide by Gore.

    About Restenosis and Drug-delivery Stents

    Restenosis is a reblockage of an artery at the same site where a treatment, such as a balloon angioplasty and/or a stent procedure, has already taken place. In patients who have undergone stent-assisted angioplasty, restenosis within and around the metal stent is likely to occur in approximately 15 to 30% of such patients, depending on the stent design and underlying disease features. The main reason for such reblockage is the overgrowth of tissue (similar to "scar tissue") that may cause narrowing of the vessel and further constriction. Stents that release a medication (e.g., sirolimus or paclitaxel) have been shown to reduce the extent of tissue overgrowth, lower the incidence of reblockage, and result in better clinical outcomes.

    About AP23573

    The small molecule drug, AP23573, starves cancer cells and shrinks tumors by inhibiting the cell-signaling protein, mTOR, which regulates the response of tumor cells to nutrients and growth factors, and controls tumor blood supply and angiogenesis through effects on Vascular Endothelial Growth Factor (VEGF). AP23573 also blocks the proliferation and migration of vascular smooth muscle cells, the primary cause of narrowing and reblockage of injured arteries, and is an analog of sirolimus, another mTOR inhibitor that has been approved for use on drug-eluting stents. AP23573 is currently in Phase 2 clinical development in patients with solid tumors and hematologic cancers.

    About Medinol

    Medinol, Ltd. is a global leader in the field of stents and stenting systems with a vast and significant portfolio of intellectual property. Medinol has developed a unique approach to the design and manufacture of an extensive product pipeline. Its new-generation stents reflect the company's uncompromising commitment to continuous innovation, unique product design and top-quality product. Medinol's stent technology, with its advantageous features in the uniformity of strut distribution, provides for an optimal drug-delivery platform by increasing the uniformity of drug concentrations in tissues. Medinol, founded in 1992, is privately held and headquartered in Tel Aviv, Israel. Additional information about Medinol can be found on the web at http://www.medinol.com.

    About Gore

    Gore is a leading manufacturer of thousands of advanced technology products for the electronics, industrial, fabrics and medical markets. The Gore Medical Products Division provides creative healing solutions to complex medical problems. Gore Medical provides such products as synthetic vascular grafts, interventional devices, surgical meshes for hernia repair, and sutures for use in vascular, cardiac, general surgery and orthopedic procedures. With more than 10 million implants, these devices have been saving and improving the quality of lives worldwide for nearly thirty years. Additional information about Gore can be found on the web at www.goremedical.com.

    About ARIAD

    ARIAD is engaged in the discovery and development of breakthrough medicines to treat cancer by regulating cell signaling with small molecules. The Company is developing a comprehensive approach to patients with cancer that addresses the greatest medical need - aggressive and advanced-stage cancers for which current treatments are inadequate. Medinol, Ltd. also is developing stents and other medical devices that deliver ARIAD's lead cancer product candidate to prevent reblockage at sites of vascular injury following stent-assisted angioplasty. ARIAD has an exclusive license to pioneering technology and patents related to certain NF-(kappa)B treatment methods, and the discovery and development of drugs to regulate NF-(kappa)B cell-signaling activity, which may be useful in treating certain diseases. Additional information about ARIAD can be found on the web at http://www.ariad.com.

    Some of the matters discussed herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are identified by the use of words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such statements are based on management's current expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such forward-looking statements. These risks include, but are not limited to, risks and uncertainties regarding the Company's ability to accurately estimate the timing and actual research and development expenses and other costs associated with the preclinical and clinical development and manufacture of our product candidates, the adequacy of our capital resources and the availability of additional funding, risks and uncertainties regarding our ability to manufacture our product candidates on a commercial scale or to supply our product candidates to our collaborator for use in its product candidates, risks and uncertainties regarding our and our collaborator's ability to successfully enroll and conduct preclinical and clinical studies of product candidates, including our product candidates to treat cancers described in this release and our collaborator's medical device product candidates to treat vascular disease, risks and uncertainties that clinical trial results at any phase of development including those described in this release may be adverse or may not be predictive of future results or lead to regulatory approval of any of our or our collaborator's product candidates, risks and uncertainties of third-party intellectual property claims relating to our and our collaborator's product candidates, and risks and uncertainties relating to regulatory oversight, the timing, scope, cost and outcome of legal proceedings, including litigation concerning our NF-(kappa)B patent portfolio, future capital needs, key employees, dependence on our collaborators and manufacturers, markets, economic conditions, products, services, prices, reimbursement rates, competition and other risks detailed in the Company's public filings with the Securities and Exchange Commission, including ARIAD's Annual Report on Form 10-K for the fiscal year ended December 31, 2003. The information contained in this document is believed to be current as of the date of original issue. The Company does not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in the Company's expectations, except as required by law.

    CONTACT: ARIAD Pharmaceuticals, Inc.
             Kelly Lindenboom, 617-621-2345